Exhibit 10.10

Certain personally identifiable information contained in this document, marked by brackets as [***], has been omitted from this exhibit pursuant to Item 601(a)(6) under Regulation S-K.

April 29, 2021

Merck Healthcare KGaA Frankfurter Straße 250

64293 Darmstadt

Germany

Attention: Head of Alliance Management

Merck Healthcare KGaA Frankfurter Straße 250

64293 Darmstadt Germany

Attention: Healthcare Legal Department / LE-H

Re:	Effect of Assignment of the License Agreement upon a Termination of Initial License Agreement

Dear Madams and Sirs:

Reference is made to that certain License Agreement by and between MERCK Healthcare KGaA, a corporation with general partners organized under German law, having a place of business at Frankfurter Strasse 250, 64293 Darmstadt, Germany(“Licensor”), and MoonLake Immunotherapeutics AG, a corporation organized under the laws of Switzerland, having a place of business at Untermüli 7 / Postfach 7444, 6302 Zug, Switzerland (“Licensee”) effective as of April 29, 2021 (the “License Agreement”), a copy of which is attached hereto as Exhibit A.

Pursuant to the License Agreement, Licensor sublicenses to Licensee certain intellectual property licensed to Licensor by Ablynx N.V., Belgium (“Initial Licensor”) pursuant to that certain Agreement for Joint Discovery and Development by and between Initial Licensor and Licensor, dated September 3, 2008 (such agreement, the “Initial License Agreement”). Pursuant to Section 37.25 of the Initial License Agreement, in the event of termination of the Initial License Agreement for any reason, the License Agreement is automatically assigned to Initial Licensor. In the event of any such termination of the Initial License Agreement and assignment of the License Agreement to the Initial Licensor, the Parties desire for Licensor to continue to be bound by the terms of the License Agreement with respect to certain patents, materials and know-how owned or controlled by Licensor and Licensor Affiliates.

In consideration of the covenants and conditions set forth herein, the Parties hereby agree as follows:

1. Definitions .. Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the License Agreement.

Execution Copy

2. Effect of Assignment of the License Agreement upon a Termination of Initial License Agreement. The Parties hereby agree that in the event the License Agreement is assigned or otherwise transferred by Licensor (or any of its successors-in- interest under the License Agreement) to the Initial Licensor pursuant to Section 37.25 of the Initial License Agreement, whether in whole or in part, and notwithstanding any such assignment or transfer, Licensor hereby agrees that the license granted by Licensor to Licensee under the License Agreement shall continue in full force and effect and Licensor shall be bound by any and all of Licensor’s obligations and liabilities under the License Agreement; provided that, with respect to obligations and liabilities relating to Intellectual Property rights, such obligations and liabilities shall be limited to those Patent Rights, materials and Know-How that remain owned or Controlled by Licensor or any Licensor Affiliate following the termination of the Initial License Agreement.

3. No Changes . The Parties acknowledge and agree that the terms and conditions of the License Agreement shall remain in full force and effect to the full extent provided therein and shall not be limited, modified, altered, expanded or superseded by this letter agreement except as set forth herein.

4.	Assignment.

(a) This letter agreement shall not be assignable by either Party without the prior written consent of the other Party (not to be unreasonably withheld or delayed). Following any such permissible assignment, this letter agreement shall be binding upon the successors and permitted assigns of the Parties. Notwithstanding the foregoing, (i) Licensee may assign this letter agreement in whole without the consent of Licensor to (A) any Affiliate or (B) a successor to substantially all of the business of Licensee to which this letter agreement relates, in connection with any merger, sale of stock, sale of assets or other similar transaction or (ii) Licensor may assign this letter agreement in whole without the consent of Licensee to (A) any Affiliate or (B) a successor to all (but not less than all) of the Licensor Technology. In the event that either Party assigns or otherwise transfers the License Agreement in accordance with Section 11.4 of the License Agreement, such assigning Party shall assign all of its rights and obligations under this letter agreement to such assignee and such assignee shall agree to be bound by all obligations of the assigning Party hereunder.

(b) The Parties acknowledge and agree that this letter agreement runs with the Licensor Technology. In the event that Licensor or any of its Affiliates sells, conveys, assigns or otherwise transfers to any other Person any Licensor Technology, Licensor shall cause the acquiring Person to agree in writing to be bound by the terms and conditions of this letter agreement. Any sale, conveyance, assignment or transfer in contravention of the foregoing shall be null and void ab initio.

Execution Copy

5.	Miscellaneous.

(a) Further Actions. Each Party agrees to execute, acknowledge and deliver such further instruments and to do all such other acts as may be necessary or appropriate in order to carry out the purposes and intent of this letter agreement.

(b) Entire Agreement; Amendment. This letter agreement and the License Agreement constitute and contain the entire understanding and agreement of the Parties respecting the subject matter hereof and cancel and supersede any and all prior negotiations, correspondence, understandings and agreements between the Parties, whether oral or written, regarding such subject matter. No waiver, modification or amendment of any provision of this letter agreement shall be valid or effective unless made in a writing referencing this letter agreement and signed by a duly authorized officer of each Party.

(c) Governing Law; Jurisdiction. This letter agreement shall be governed by and interpreted in accordance with the laws of Switzerland, excluding the United Nations Convention on Contracts for the International Sale of Goods (CISG) and the application of any conflict of laws principles that would require application of the laws of a jurisdiction outside of Switzerland. This letter agreement will be subject to the exclusive jurisdiction of the courts of competent jurisdiction located in the City of Zug, Switzerland.

(d) General Provisions. The Parties hereby acknowledge and agree that Sections 7.5 (Disclaimer), 7.6 (Limitation of Liability), 11.1 (Relationship of the Parties), 11.11 (Notices and Deliveries), 11.12 (Language), 11.13 (Waiver), 11.14 (Severability), 11.15 (Counterparts), 11.16 (Equitable Relief) and 11.17 (Headings; Construction; Interpretation) and Articles 6 (Confidentiality) and 10 (Dispute Resolution) of the License Agreement are incorporated herein by reference and shall apply in full force and effect to this letter agreement mutatis mutandis as if contained in the body of this letter agreement.

By signing where indicated below and returning it to the undersigned, you acknowledge and agree to be bound by the terms and conditions of this letter agreement.

[Signature Pages Follow]

Very truly yours,

MoonLake Immunotherapeutics AG

By:	/s/ Arnout Ploos van Amstel
Name:	Arnout Ploos van Amstel MSc. Econ
Title:	Chief Operating Officer

By:	/s/ Kristian Reich
Name:	Kristian Reich MD, PhD
Title:	Chief Scientific Officer

Acknowledged and agreed:

Merck Healthcare KGaA

By:	[***]
Name:	[***]
Title:	[***]

By:	[***]
Name:	[***]
Title:	[***]

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